EXHIBIT 31.1

RULE 13a-14(a) CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

I, Patricia M. Newman, certify that:

1.    I have reviewed this Amendment No. 2 to the annual report on Form 10-K for the year ended October 29, 2005 of Westaff, Inc.

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 7, 2006

/s/ Patricia M. Newman
Patricia M. Newman
President and Chief Executive Officer
Westaff, Inc.
(Principal Executive Officer)